UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 14, 2026, FiEE, Inc. (the “Company”) appointed Hongya Wen to its Board of Directors (the “Board”), effective immediately, which increases the size of the Board to five directors. Ms. Wen will serve as a director for a term expiring at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) or until her successor has been duly elected and qualified. Ms. Wen will serve as chairperson of the Board and she has not been appointed to serve on any committees of the Board at this time.

Ms. Wen, age 49, has served as Deputy General Manager of Jiangsu Taifeng Cultural Communication Co., Ltd., an art brokerage and cultural services platform focused on the trading, exhibition, and promotion of artwork, since 2016, and previously served as its Sales Director from 2013 to 2016. Prior to joining Jiangsu Taifeng Cultural Communication Co., Ltd., Ms. Wen worked in the sales department of the Jiangsu Branch of China Life Insurance Company Limited.

In connection with her appointment to the Board, the Company entered into a director agreement with Ms. Wen, pursuant to which she will receive a cash fee of $12,500 per quarter, paid quarterly.

There are no arrangements or understandings between Ms. Wen and any other person pursuant to which she was selected as a director of the Company. There are no transactions in which Ms. Wen, nor any immediate family members of Ms. Wen, have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: January 15, 2026	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer

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